EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2009, with respect to the consolidated financial statements of Suffolk Bancorp and subsidiaries (which expressed an unqualified opinion and contained an explanatory paragraph regarding Suffolk Bancorp and subsidiaries’ adoption of Financial Accounting Standards Board Statement (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109, in 2007 and FASB No. 123(R), Share-Based Payments and FASB No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R) in 2006) and internal control over financial reporting included in the Annual Report of Suffolk Bancorp on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference of the aforementioned reports in the Registration Statement of Suffolk Bancorp of the aforementioned reports and the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

New York, New York

July 27, 2009